     As filed with the Securities and Exchange Commission on March 17, 1995
                                                      Registration No. 33-_____
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------
                           DIVIDEND REINVESTMENT AND
                             STOCK PURCHASE PLAN
                                 Sponsored by
                          SOUTHWEST GAS CORPORATION
            (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                        88-0085720
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

                          5241 Spring Mountain Road
                                P.O. Box 98510
                         Las Vegas, Nevada 89193-8510
                                (702) 876-7237
        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             --------------------
                               GEORGE C. BIEHL
                Senior Vice President/Chief Financial Officer
                          Southwest Gas Corporation
                          5241 Spring Mountain Road
                                P.O. Box 98510
                         Las Vegas, Nevada 89193-8510
                                (702) 876-7237
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             --------------------
Approximate date of commencement of proposed sale to the public:  From time to time
                             --------------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                               CALCULATION OF REGISTRATION FEE
                                               -------------------------------
                                                Amount           Proposed maximum       Proposed maximum         Amount of
                                                to be           offering price per         aggregate            registration
Title of securities being registered          registered             share*             offering price*             fee
- ------------------------------------          ----------        ------------------      ----------------        ------------
Common Stock ($1 par value). . . . . . .    1,200,000 shares           $14 15/16          $17,925,000            $6,181.08

*     Estimated on the basis of the aggregate number of shares which could be sold during the two-year period after the effective date, solely for the purpose of determining the registration fee pursuant to Rule 457.  It is not known how many shares will be purchased under the Plan or at what prices such shares will be purchased.  The average of the high and low composite prices of the Common Stock as reported by the Consolidated Tape
      Association on March 16, 1995 was $14 15/16 per share.
                             --------------------
     As permitted by Rule 429, the Prospectus included in this Registration
Statement also relates to Registrant's Registration Statement on Form S-3 (No.
33-35636).
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                               SUBJECT TO COMPLETION
                               DATED MARCH 17, 1995

PROSPECTUS
===============================================================================



[SWG LOGO]

                          SOUTHWEST GAS CORPORATION




                Dividend Reinvestment and Stock Purchase Plan
                1,200,000 Shares of Common Stock, $1 Par Value

     The Company is offering its shareholders of record, natural gas customers and employees an opportunity to purchase through the Company shares of its Common Stock and to reinvest their Common Stock dividends automatically into shares of Common Stock through a Dividend Reinvestment and Stock Purchase Plan (the Plan). A summary of the Plan begins on page 3 of this Prospectus, which should be retained for future reference. Holders of the Company's Common Stock who choose not to participate in the Plan will receive cash dividends, as declared, in the usual manner.

     Shares of Common Stock needed for the Plan will be purchased either directly from the Company or the open market. The price of shares of Common Stock purchased by participants in the Plan with reinvested dividends, initial investments or optional payments will be (i) in the case of the purchase of authorized but unissued shares of Common Stock from the Company, the composite closing price of the Common Stock on the "Investment Date" as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association (or, if no trading in the Common Stock occurs on such date, the composite closing price on the next preceding date on which trading occurred), and (ii) in the case of the purchase of shares of Common Stock in the open market, the weighted average price (excluding brokerage commissions) paid to obtain them during the "Investment Period."

     The Common Stock is listed on both the New York and Pacific Stock Exchanges. The annual expenses payable by the Company in connection with the operation of the Plan are approximately $33,000.
                              _________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _________________

The date of this Prospectus is ______________ , 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

     Southwest Gas Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 75 Park Place, New York, New York 10007; and 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material may be inspected at the offices of the New York Stock Exchange or the Pacific Stock Exchange.

     This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, and reference is hereby made to such Registration Statement, including the exhibits thereto.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Incorporated by reference in this Prospectus are the following documents filed by the Company with the Commission:

  1.   Annual Report on Form 10-K for the year ended December 31, 1994.

  2. Descriptions of the Company's Common Stock contained in Form 8-A filed pursuant to Section 12 of the Exchange Act.

  3. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Written or oral requests for such copies should be directed to: Shareholder Services, Southwest Gas Corporation, P.O. Box 98511, Las Vegas,
Nevada 89193-8511, (800) 331-1119 or (702) 876-7280.


                                 THE COMPANY

     The registrant, Southwest Gas Corporation (the "Company"), is incorporated under the laws of the State of California effective March 1931 and is comprised of two operating segments: natural gas operations and financial services. The financial services segment consists of PriMerit Bank, a Federal Savings Bank (the "Bank"), a wholly owned subsidiary, which operates principally in the thrift industry.

     The executive offices of the Company are located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number
(702) 876-7237.


                               USE OF PROCEEDS

     To the extent that authorized but unissued shares of Common Stock are purchased under the Plan from the Company, the net proceeds from their sale will be used in connection with the Company's construction program, to pay for additional capital improvements to the Company's facilities, and for other corporate purposes. Pending disbursement for this purpose, such proceeds may be used to reduce the amount of the Company's short-term indebtedness. The Company cannot predict how many shares of Common Stock will be sold under the Plan and, therefore, cannot estimate the amount of net proceeds that it will receive.


       DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Company is offering its shareholders, natural gas customers and employees an opportunity to purchase directly through the Company shares of its Common Stock and to reinvest their Common Stock dividends automatically into shares of Common Stock through the Plan.

     The following is a detailed description, in question and answer form, of the Plan. For additional information concerning the Plan, you may telephone the Company at (800) 331-1119 or (702) 876-7280.

PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide shareholders, natural gas customers and employees of the Company a simple and convenient method of investing in shares of the Company's Common Stock. Shares purchased under the Plan will be either, (i) authorized but unissued shares purchased from the Company, or
(ii) outstanding shares purchased in the open market or through negotiated transactions ("Open Market" or "Open Market Purchases"). The decision to purchase shares on the open market will depend upon the relationship of the purchase price of the shares of Common Stock and book value of such stock. To the extent shares will be purchased directly from the Company, the Company will use the proceeds for its continuing construction program and for other corporate purposes.

FEATURES

2.   What are the features of the Plan?

     A natural gas customer or employee of the Company, who is not already a shareholder, may make an initial investment in shares of the Company's Common Stock by making a minimum payment of $100. Thereafter, a participant may invest in additional shares of Common Stock by making an optional payment of no less than $25; provided that the participant's initial investment and/or optional payments in aggregate do not exceed $50,000 per calendar year.


     Participants must reinvest all of their cash dividends automatically in additional shares of Common Stock of the Company when the total shares owned by a participant are less than 250 shares. Participants with 250 or more shares have the option of receiving one-half of the quarterly dividends in cash.

     The Company will pay any brokerage commissions or service fees for purchases of Common Stock under the Plan and it will pay all costs for administration of the Plan.

     Full investment of funds is possible under the Plan because fractions of shares, as well as full shares, will be credited to participants' accounts. In addition, dividends on such fractions, as well as full shares, will be credited to participants' accounts. Regular statements of account will provide simplified record keeping.

ADMINISTRATION

3.   Who administers the Plan for Participants?

     The Company administers the Plan, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Company will appoint an independent agent/trustee ("Trustee") to act as an independent agent for the Plan participants in purchasing and selling shares for participants in the open market or through negotiated transactions. Subject to the objective of obtaining the lowest overall cost of shares purchased, the Trustee will have full discretion as to all matters relating to purchases and sale of such shares. Shares of Common Stock purchased by a participant under the Plan will be registered in the name of a nominee of the Company for participants in the Plan, and will be held by the nominee for participants' accounts until the Company is otherwise instructed by the participant.

4.   Where should correspondence regarding the Plan be directed?

     All correspondence concerning the Plan should be addressed to:

          Shareholder Services
          Southwest Gas Corporation
          P.O. Box 98511
          Las Vegas, NV 89193-8511

PARTICIPATION

5.   Who may participate in the Plan?

     All shareholders of record of Common Stock, natural gas customers and employees of the Company are eligible to participate in the Plan.

     An account may be opened in the participant's own name, in the joint name of the participant and another person, or in the participant's name as custodian for a minor or as trustee for another person by completing the Enrollment and Authorization Form ("Enrollment Form") in the proper manner.

     If you are a beneficial owner, but not a customer, employee or record owner of Common Stock (that is, if your shares are held for you and registered in a name other than your own, such as in the name of a broker, bank nominee or trustee) and you wish to become a participant in the Plan, you must transfer those shares you desire to be enrolled in the Plan into your own name. Employees whose shares are held in the Company's Employees' Investment Plan ("EIP") do not have to transfer such shares to participate in the Plan.

6.   How does a shareholder, natural gas customer or employee join the Plan?

     If you are a shareholder of record, you may join the Plan by completing and returning an Enrollment Form.


     If you are a natural gas customer, you may join the Plan by completing an Enrollment Form and returning it along with a minimum initial investment of $100 to the Company.

     If you are an employee of the Company and participate in the Company's EIP, you may join the Plan by completing and returning an Enrollment Form. If you are an employee of the Company and do not participate in the Company's EIP, you may join the Plan by completing an Enrollment Form and returning it along with a minimum initial investment of $100 to the Company.

     An Enrollment Form will be furnished to you at any time upon request to Shareholder Services, Southwest Gas Corporation, P.O. Box 98511, Las Vegas, Nevada 89193-8511, or by telephoning the Company at (800) 331-1119 or
(702) 876-7280.

7.   When can a shareholder, natural gas customer or employee join the Plan?

     A shareholder of record and an employee who is participating in the Company's EIP may join the Plan at any time. If an Enrollment Form is received on or before the record date for a dividend payment, reinvestment of dividends will begin with that dividend. If the Enrollment Form is received after the record date, reinvestment of dividends will begin with the next dividend payment date. (See Question 10.)

     Natural gas customers or employees who are not already shareholders can join the Plan at any time. An initial investment of $100 received during any month will be invested as of the next Investment Date or during the next Investment Period. (See Question 9.) With the purchase of Common Stock, such customers or employees will become Plan participants.

8.   What does the Enrollment Form provide?

     The Enrollment Form authorizes the Company to do the following:

     INITIAL INVESTMENT--Upon receipt of a minimum initial investment payment of $100 from a natural gas customer or employee of the Company, the Company or the Trustee will purchase Common Stock for the account of the customer or employee on the next available Investment Date or during the next Investment Period. (See Question 9.)

     OPTIONAL PAYMENTS--Upon receipt of optional payments from a minimum of $25 up to a maximum of $50,000 per calendar year, the Company or the Trustee will purchase Common Stock for the participant's account on the next Investment Date or during the next Investment Period. (See Question 11.)

     DIVIDEND REINVESTMENT--The Company or the Trustee will automatically reinvest dividends on all shares of Common Stock held in Plan accounts on the Investment Date or during the next Investment Period that coincides with the payment of dividends for shares of Common Stock. (See Question 10.) The Company or the Trustee will also automatically reinvest dividends on all of the shares of Common Stock held of record by a participant outside a Plan account. Participants with a total of 250 or more shares of Common Stock will have the option of receiving one-half of their dividends in cash.

INITIAL INVESTMENTS

9.   When will initial investment payments be invested?

     The timing for the investment of the initial payments depends upon whether the Common Stock will be purchased directly from the Company, as original issue shares, or in the Open-Market. During periods in which the payments will be invested in original issue shares, purchases will occur twice during the month. During periods in which the payment will be invested in shares purchased on the open-market or through negotiated transactions, purchases will occur once each month. No interest will be paid on payments received and held by the Company prior to investment.


     ORIGINAL ISSUE PURCHASES--Initial investment payments received by the Company by the 10th day of any month (or the first business day following the 10th, if such day is not a business day) will be invested on the first business day following the 14th day of the month. Initial investment payments received by the Company after the 10th and on or before the 25th day of any month (or the first business day following the 25th, if such day is not a business day) will be invested on the first business day of the following month. Such dates are the "Investment Date(s)" for purposes of the Plan.

     OPEN-MARKET PURCHASES--Initial investment payments received by the 25th day of any month will be invested by the Trustee during the 30-day period commencing on the 26th day of the month. Such period is the "Investment Period" for the purposes of the Plan.

     Upon written request received by the Company on or before the Investment Date or the day before the start of the Investment Period in which the initial investment payment is being held by the Company, a participant may, without withdrawing from the Plan, receive the return of a portion of the initial investment payment, provided that a minimum of $100 is maintained in the Plan.

REINVESTED DIVIDENDS

10.  When will dividends be reinvested?

     Any dividends on Common Stock to be reinvested will be reinvested on the Investment Date or Investment Period coinciding with the payment of a dividend for shares of Common Stock. Common Stock dividends have ordinarily been paid on the first business day of March, June, September, and December, but no assurance can be given that the Company will continue to pay dividends on this basis.

     Instructions regarding the automatic reinvestment of dividends on shares of record will be effective on the next dividend payment date if the shareholder's Enrollment Form is received by the Company by the record date (which is normally the 15th calendar day of the month preceding the month in which a dividend is paid) established for a dividend payment. Instructions received after the record date for a dividend will not be effective until the next dividend payment date following the dividend payment date on which the instructions would otherwise have been effective.

OPTIONAL PAYMENTS

11.  Who is eligible to make optional payments?

     A participant is eligible to make optional cash payments of at least $25 at any time. An optional cash payment may be made when joining the Plan by enclosing the payment with the Enrollment Form. Thereafter, optional cash payments should be accompanied by the form provided with your statement of account.

     Optional cash payments can not be less than $25 and can not exceed $50,000 per calendar year per participant. Optional cash payments shall be made by check or money order payable to: Southwest Gas Corporation, P.O. Box 98511, Las Vegas, Nevada 89193-8511, Attention: Shareholder Services. Your Plan account number should be included on all checks.

12. When will optional payments be invested and when will dividends be paid on shares purchased with optional payments?

     The timing for the investment of optional payments depends upon whether the Common Stock will be purchased directly from the Company, as original issue shares, or in the Open-Market. During periods in which the payments will be invested in original issue shares, purchases will occur twice during the month. During periods in which the payment will be invested in shares purchased on the open-market or through negotiated transactions, purchases will occur once each month. No interest will be paid on payments received and held by the Company prior to investment.


     ORIGINAL ISSUE PURCHASES--Optional payments received by the Company by the 10th day of any month (or the first business day following the 10th, if such day is not a business day) will be invested on the first business day following the 14th day of the month. Optional payments received by the Company after the 10th and on or before the 25th day of any month (or the first business day following the 25th, if such day is not a business day) will be invested on the first business day of the following month.

     OPEN-MARKET PURCHASES--Optional payments received by the 25th day of any month will be invested by the Trustee during the Investment Period, the 30-day period commencing on the 26th day of the month.

     Any dividends on Common Stock purchased with optional payments will be reinvested on the Investment Date coinciding with the payment of a dividend when the Common Stock is purchased directly from the Company. Common Stock dividend payment dates are ordinarily the first business day of March, June, September, and December. No assurance can be given that the Company will continue to pay dividends on this basis. When the shares of Common Stock are purchased on the open market or through a negotiated transaction, the Investment Period will be the 30-day period beginning on the 26th day of the month preceding the dividend date.

     A participant may, without withdrawing from the Plan, have returned any optional payment upon written request received by the Company on or before the Investment Date or the day before the start of the Investment Period for any payment being held by the Company.

13.  How do participants make payments?

     The amount of the optional payment made each time may vary. However, participants are encouraged to set an investment goal and then send a fixed amount every month or quarter. A payment may be made by enclosing a check or money order payable to Southwest Gas Corporation with the Enrollment Form or on the optional payment form provided with your statement. A payment to be invested must not be included in a check or money order submitted for payment of gas service.

EXPENSES

14. Are there any expenses charged to participants in connection with participation in the Plan?

     There are no expenses charged to participants in connection with purchases of Common Stock under the Plan. All costs of administration of the Plan and any brokerage commissions or service fees incurred resulting from open market purchases of shares of Common Stock or through a negotiated transaction will be paid by the Company. However, if a participant requests that the Company sell his or her shares of Common Stock, any related brokerage commissions or service fees incurred by the Company will be deducted from the proceeds remitted to the participant.

PRICING AND PURCHASING OF SHARES

15.  How many shares of Common Stock will be purchased for a participant?

     The number of shares to be purchased for each participant on any Investment Date or during the Investment Period will depend upon the amount of the optional payments received since the last investment in the Plan, the amount of the participant's dividends to be reinvested and the price of the Company's Common Stock on the Investment Date or during the Investment Period. On each Investment Date or at the end of each Investment Period, each participant's account will be credited with that number of shares, including fractional shares computed to four decimal points, equal to the total amount to be invested and reinvested on the participant's behalf, divided by the price of the Common Stock on the Investment Date or during the Investment Period. Fractional shares will earn proportionate dividends as declared.


16.  How is the price of new shares determined?

     When purchasing new shares of Common Stock for the Plan from the Company, the price of the shares will be the composite closing price of the Common Stock as reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association on the Investment Date or, if no trading in the Common Stock occurs on such date, the composite closing price on the next preceding date on which trading occurred.

     When purchasing shares of Common Stock for the Plan in the Open Market, the price of the shares will be the weighted average price of all Common Stock acquired by the Trustee during the Investment Period.

PARTICIPANTS' ACCOUNTS AND RECORDS

17. What records and accounts will be maintained by the Company for Participants?

     The Company will maintain an account for each participant. All shares purchased for a participant under the Plan will be credited to his account and held for him. When certificates for shares are issued to a participant or shares are sold for his account pursuant to the Plan, such shares will be withdrawn from his Plan account.

18.  What reports will be sent to Participants in the Plan?

     Each participant in the Plan will receive a quarterly statement of his or her account. Additional monthly statements will be provided to participants that reflect purchases of additional shares with optional cash payments or other account transactions. THESE STATEMENTS ARE A PARTICIPANT'S CONTINUING RECORD OF THE COST OF HIS PURCHASES AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES. In addition, each participant will receive each amended Prospectus for the Plan and copies of all communications sent to all other holders of the Company's Common Stock, including the Company's quarterly reports to shareholders, the annual report to shareholders, notice of annual meeting and proxy statement and tax information with respect to dividends paid. A participant is entitled to vote all shares, including fractional shares, held in his or her Plan account and will receive a Plan proxy enabling him to vote his or her shares.

PARTIAL WITHDRAWAL

19. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan will be issued to participants upon their written request to the Company. Upon receipt of such request, certificates for any number of whole shares credited to a participant's Plan account may be withdrawn from the account and issued to the participant. Any remaining full and fractional shares will continue to be credited to the participant's account. Certificates for shares issued to a participant will be registered in the same name or names in which the participant's Plan account is maintained. Dividends on all of the participant's shares, including those shares for which certificates have been issued, will either be reinvested or paid in cash as provided for in the Plan. (See Question 8.) Certificates for fractional shares will not be issued under any circumstances.

20.  May a portion of the shares held in the Plan be sold?

     Yes. Upon receipt of a written request, the Company will withdraw and sell, through the Trustee, any number of whole shares credited to that participant's Plan account; provided, the participant maintains a minimum of 100 shares in his or her account. The participant will be charged any related brokerage commissions or service fees and will receive the proceeds of the sale less these amounts.

     If the partial withdrawal request is received within three business days of the ex-dividend date for a particular dividend or between such date and the record date for that dividend, it will be processed after the record date. Dividends on the shares to be withdrawn will either be reinvested or paid in cash as provided for in the Plan. (See Question 8.) The participant must

have a certified tax identification number on file with the Company on or prior to requesting the sale of shares.

21.  May shares in a Plan account be pledged or assigned?

     Shares credited to the account of a participant may not be assigned or pledged. A participant who wishes to assign or pledge shares must request that certificates for the shares be issued in his or her name.

WITHDRAWAL AND TERMINATION

22.  When may a participant withdraw from the Plan?

     A participant may withdraw from the Plan by providing a written request to the Company. Such requests will be processed upon receipt except during the periods commencing three business days prior to the ex-dividend date for a particular dividend through the payment date for that dividend. During that period, such a request will be processed depending upon the time the request is received by the Company. If the request is received within three business days of the ex-dividend date for a particular dividend and on or before the record date for that dividend, the request will be processed after the record date. If the request is received after the record date and on or before the Investment Date or Investment Period for that dividend, the request will not be processed until that dividend is reinvested in the participant's account. (See Question 25.)

23.  How does a participant withdraw from the Plan?

     In order to withdraw from the Plan, a participant must notify the Company in writing and instruct the Company to either issue the whole shares in the participant's account to the participant or deliver the proceeds of sale to the participant. Fractional shares will be sold in all cases. The participant must have a certified tax identification number on file with the Company on or prior to requesting the sale of shares.

24.  Can the Company terminate a participant?

     Yes. The administrative costs to the Company for each customer account do not justify an inactive account. The Company reserves the right to terminate the account of any participant who has not invested and/or reinvested a minimum of $100 in any twelve month period. In addition, the Company reserves the right to terminate the account of any participant if a participant's checks or other form of remittance have not been honored.

25.  What happens upon withdrawal, termination or discontinuance?

     When a participant withdraws from the Plan or when the Company terminates the account of a participant, or upon discontinuance of the Plan by the Company, certificates for all shares credited to the participant's account will be issued and a cash payment will be made for fractional shares. Fractional shares will be sold through the Trustee and any brokerage commissions or service fees will be deducted from the proceeds before the cash payment is made.

     In the alternative, a participant may request that all of the shares, both whole and fractional, credited to his or her Plan account be sold. If a participant requests a sale, the sale will be made for the account of the participant by the Trustee. If the request is received within three business days of the ex-dividend date for a particular dividend and on or before the record date for that dividend, the request will be processed after the record date. If the request is received after the record date and on or before the Investment Date or Investment Period for that dividend, the request will not be processed until that dividend is reinvested in the participant's account. The participant will be charged any related brokerage commissions or service fees, and will receive the proceeds of the sale less these amounts.

     If the withdrawal request of a participant is received by the Company on or before the record date for a particular dividend, that dividend and all subsequent dividends upon shares registered in the participant's name will be

paid directly to the participant. If the request is received after the record date, the withdrawal request will not be processed until that dividend is reinvested in the participant's account. Once the request is processed, all subsequent dividends upon shares registered in the participant's name will be paid directly to the participant.

     If the withdrawal request of a participant is received by the Company on or before the Investment Date or the day before the start of the next Investment Period, any payment being held by the Company will be returned. If the request is received after such dates, any payment being held will be reinvested.

OTHER INFORMATION

26.  How will participants' shares be voted at meetings of shareholders?

     Participants will receive Plan proxy cards covering total full and fractional shares held under the Plan, enabling them to vote their shares. If a proxy card is returned to the Company properly signed and marked for voting, all the shares covered by such proxy card will be voted as marked.

27.  What is the responsibility of the Company and the Trustee under the Plan?

     The Plan provides that the Company and any Trustee appointed by the Company in administering the Plan will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's Plan participation upon such participant's death prior to receipt of legally sufficient instructions with respect thereto.

     PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE TRUSTEE CAN ASSURE PARTICIPANTS OF PROFITS OR PROTECT PARTICIPANTS AGAINST LOSSES IN THE VALUE OF THE SHARES PURCHASED UNDER THE PLAN OR ASSURE THE PARTICIPANT OF FUTURE DIVIDENDS.

28.  May the Plan be changed or discontinued?

     The Company reserves the right to suspend, modify or discontinue the Plan at any time and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. All participants will receive notice of any suspension, modification or termination. The notices will be mailed to the participants at the addresses shown on the Company's record.

29. What happens if the Company makes a rights offering, declares a stock split or issues a stock dividend?

     As shareholders of record, participants will be notified by the Company of a rights offering. Upon receiving such notification, participants should instruct the Company, on or before the record date established for the rights offering, to issue certificates for those shares for which they wish to exercise rights. If the Company does not receive such instructions, the Trustee will sell on the open market the unexercised rights and proportionally credit participant accounts to the extent such rights are not exercised with the proceeds for investment on the next Investment Date or Investment Period.

     In the event of a stock split or stock dividend, the Company will proportionally credit to each participant's Plan account the additional shares attributable to his or her interest in the Plan.

30.  Can a complete text of the Plan be obtained?

     Yes, it can be obtained upon request to Shareholder Services.



                  FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The Company believes the following is an accurate summary of the tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan, and, therefore, participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

     In general, the amount of cash dividends paid by the Company is includable in income even though reinvested under the Plan. Under this general rule, the cost basis for federal income tax purposes of any shares acquired through the Plan will be the price at which the shares are credited to the account of the participant as described in the section entitled Pricing and Purchasing of Shares. In connection with open market purchases, brokerage commissions paid by the Company on a participant's behalf are to be treated as distributions subject to income tax in the same manner as dividends. The amounts paid for brokerage commissions are, however, includable in the cost basis of shares purchased. The information return sent to participants and the IRS at year-end, if so required, will show such amounts paid on their behalf.

     A U.S. shareholder electing to participate in the Plan must provide his Taxpayer Identification Number (generally, an individual's Social Security Number) or certify that they are exempt from backup withholdings. Failure to provide a correct Taxpayer Identification Number will result in backup withholdings of 31 percent. Withholding may also occur upon notification from the Internal Revenue Service directing the Plan to institute backup withholdings.

     A foreign shareholder who is a participant and whose dividends are subject to United States income tax withholding will have the amount of the tax to be withheld deducted from such dividends before reinvestment in additional shares for such participant's Plan account. The statements confirming purchases made for a foreign participant will indicate that tax has been withheld.

     The final statement received from the Company during any calendar year will include information for that year regarding total dividends paid on Plan shares. In addition, the Company will send each participant an IRS Form 1099-Dividend at year-end showing total dividends paid on shares held of record. Both statements should be retained for tax reporting purposes.


                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     Robert M. Johnson, Esq., Associate General Counsel for the Company, has given an opinion to the Commission upon the validity of the shares of Common Stock being registered. Mr. Johnson is employed by the Company on a full-time basis.

     The financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included in the Annual Report on Form 10-K for the year ended December 31, 1994, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

         DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 317 of California's General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors, officers and other agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including expenses, arising in connection with the Securities Act of 1933, as amended.

     Pursuant to the Articles of Incorporation and the Bylaws of the Company, and in accordance with applicable law, directors and officers of the Company are generally indemnified against judgments, expenses and other amounts

actually and reasonably incurred by or imposed upon them in connection with or arising out of any action in which they were or are parties or are threatened to be made parties by reason of their being or having been a director or officer of the Company. In addition, the Company has entered into indemnification agreements with certain officers and directors which provide for indemnification to the full extent permitted by California law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


======================================   ======================================
   No dealer, salesperson or other
individual has been authorized to give
any information or to make any
representations other than those
contained or incorporated by reference
in this Prospectus in connection with
the offer made by this Prospectus and,
if given or made, such information or
representations must not be relied
upon as having been authorized by the                  [SWG LOGO]
Company or any agent, dealer or
underwriter.  Neither the delivery of
this Prospectus nor any sale made
hereunder shall under any circumstances
create an implication that there has
been no change in the affairs of the
Company since the date hereof.  This
Prospectus does not constitute an offer
or solicitation by anyone in any state
in which such offer or solicitation is
not authorized or in which the person
making such offer or solicitation is not
qualified to do so or to anyone to whom         SOUTHWEST GAS CORPORATION
it is unlawful to make such offer or
solicitation.

         _________________                           1,200,000 Shares
                                                       COMMON STOCK

         TABLE OF CONTENTS
                                  Page
                                  ----
             Prospectus

Available Information . . . . . . .  2             ------------------
Incorporation of Certain Documents                     PROSPECTUS
  by Reference. . . . . . . . . . .  2             ------------------
The Company . . . . . . . . . . . .  3
Use of Proceeds . . . . . . . . . .  3
Description of the Dividend
  Reinvestment and Stock
  Purchase Plan . . . . . . . . . .  3
  Purpose . . . . . . . . . . . . .  3
  Features. . . . . . . . . . . . .  3
  Administration. . . . . . . . . .  4
  Participation . . . . . . . . . .  4
  Initial Investments . . . . . . .  5
  Reinvested Dividends. . . . . . .  6
  Optional Payments . . . . . . . .  6           DIVIDEND REINVESTMENT
  Expenses  . . . . . . . . . . . .  7
  Pricing and Purchasing                                   AND
    of Shares . . . . . . . . . . .  7
  Participants' Accounts                          STOCK PURCHASE PLAN
    and Records . . . . . . . . . .  8
  Partial Withdrawal. . . . . . . .  8
  Withdrawal and Termination  . . .  9
  Other Information . . . . . . . . 10
Federal Income Tax Consequences
  of the Plan . . . . . . . . . . . 11
Interests of Named Experts
  and Counsel . . . . . . . . . . . 11
Disclosure of Securities and
  Exchange Commission Position
  on Indemnification for Securities
  Act Liabilities. . . . . . . . .  11
======================================   ======================================

                                     PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

                SEC registration fee . . . . . . . . .   $  6,181.08
               * Stock exchange listing fees . . . . .      6,600.00
               * Printing expenses . . . . . . . . . .     15,000.00
               * Accounting fees and expenses. . . . .      4,000.00
               * State securities or blue sky fees . .        475.00
               * Miscellaneous . . . . . . . . . . . .     33,000.00
                                                         -----------
                   TOTAL . . . . . . . . . . . . . . .   $ 65,256.08
                                                         ===========
___________________________
*  Estimated.

     Other than the expenses listed above and annual administration costs of approximately $33,000, no other significant expenses of issuance and distribution are expected to arise since the purchase of the 1,200,000 shares of the Company's Common Stock, $1 par value, will be made directly from the Company with no underwriting discounts or commissions payable.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VIII of the Registrant's Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Registrant has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers.

ITEM 16.  EXHIBITS.

Exhibit
Number                     Description of Exhibit
- -------                    ----------------------

  4.1   Company's Amended and Restated Dividend Reinvestment and Stock Purchase
        Plan

  5.1 Opinion of Counsel of the Company regarding legality of the securities to be registered

 23.1   Consent of Arthur Andersen LLP

 23.2 Consent of Counsel of the Company (included in his opinion filed as Exhibit 5.1 to this Registration Statement)

 24.1 Powers of Attorney (included on pages II-3 and II-4 of this Registration Statement)

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such posteffective amendment is contained in a periodic

      report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such posteffective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 and incorporated herein by reference;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 1995.

                             SOUTHWEST GAS CORPORATION



                             By      /s/  MICHAEL O. MAFFIE
                                -------------------------------------
                                          Michael O. Maffie
                                President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below authorizes Michael O. Maffie and George C. Biehl, and each of them, as attorneys-in-fact, to sign any amendment, including posteffective amendments, to this Registration Statement on his or her behalf, individually and in each capacity stated below, and to file any such amendment.


          Signature                     Title                      Date
          ---------                     -----                      ----


  /s/  MICHAEL O. MAFFIE         Director, President and       March 6, 1995
- ------------------------------   Chief Executive Officer
      (Michael O. Maffie)        (Principal Executive Officer)


  /s/   GEORGE C. BIEHL          Senior Vice President and     March 6, 1995
- ------------------------------   Chief Financial Officer
       (George C. Biehl)         (Principal Financial Officer)


  /s/  EDWARD A. JANOV           Controller and Chief          March 6, 1995
- ------------------------------   Accounting Officer
      (Edward A. Janov)          (Principal Accounting Officer)


  /s/  RALPH C. BATASTINI        Director                      March 6, 1995
- ------------------------------
      (Ralph C. Batastini)


  /s/  MANUEL J. CORTEZ          Director                      March 6, 1995
- ------------------------------
      (Manuel J. Cortez)


  /s/  LLOYD T. DYER             Director                      March 6, 1995
- ------------------------------
      (Lloyd T. Dyer)


          Signature                     Title                      Date
          ---------                     -----                      ----


  /s/  KENNY C. GUINN            Chairman of the Board         March 6, 1995
- ------------------------------   of Directors
      (Kenny C. Guinn)


  /s/  THOMAS Y. HARTLEY         Director                      March 6, 1995
- ------------------------------
      (Thomas Y. Hartley)


  /s/  MICHAEL B. JAGER          Director                      March 6, 1995
- ------------------------------
      (Michael B. Jager)


                                 Director
- ------------------------------
      (Leonard R. Judd)


  /s/  JAMES R. LINCICOME        Director                      March 6, 1995
- ------------------------------
      (James R. Lincicome)


  /s/  CAROLYN M. SPARKS         Director                      March 6, 1995
- ------------------------------
      (Carolyn M. Sparks)


  /s/  ROBERT S. SUNDT           Director                      March 6, 1995
- ------------------------------
      (Robert S. Sundt)

                                     II-4